SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is made and entered into this 9th day of September, 2003 by and between Joyce R. Avery, an individual ("Seller"), and the KEATING REVERSE MERGER FUND, a Delaware limited liability company ("Purchaser").

                                 R E C I T A L S


         A. Seller owns 38,380,000 shares of the $.001 par value common stock ("Common Stock") of Prologue ("PRGU"), a Utah corporation.

         B. The Shares constitute at least a majority of the outstanding shares of capital stock and voting equity of PRGU.

         C. Seller wishes to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:


                                A G R E E M E N T


         1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by this reference.

         2. Sale and Purchase of the Shares. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Shares for an aggregate purchase price of $170,000.00 (the "Purchase Price").

         3. Conditions to Closing.

            3.1 Satisfactory due diligence review of PRGU by Purchaser

            3.2 Purchaser will be  responsible for no more than $1,000 of PRGU's total liabilities

         4. Closing.

                  4.1 The purchase and sale of the Shares (the "Closing") shall take place at the office of Purchaser, 383 Inverness Parkway, Suite 100, Englewood, Colorado, at 1:00 p.m., Colorado time, on the date of execution of this Agreement or by escrow as stated in Section 4.4.

                  4.2 At the Closing, Seller shall deliver to Purchaser (a) an executed copy of this Agreement, (b) a certificate representing the Shares, accompanied by a duly endorsed stock power, with signature medallion guaranteed, in form and substance satisfactory to Purchaser, and (c) the resignations of the Directors and Officers of PRGU.


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                  4.3 At the Closing, Purchaser will transfer by wire the sum of
$170,000 to Joyce R. Avery's bank account at Bank One, 2855 East 3300 South, Salt Lake City, Utah 84109, telephone (801) 481-5213, routing #124001545 9114142923836.

                  4.4. The Seller will deliver to Aaron A. Grunfeld, Esq., Resch, Polster, Alpert & Berger LLP, 10390 Santa Monica Boulevard, 4th Floor, Los Angeles, California 90025, telephone (310) 277-8300, the items required by
Section 4.2. Upon receipt of a copy of this Agreement executed by the Purchaser, along with instructions for the transfer of $170,000, Mr. Grunfeld will cause the funds to be transferred to the account of Joyce R. Avery as detailed in
Section 4.3, and then deliver the items provided by Seller to the Purchaser upon confirmation that the monies have been satisfactorily transferred.

         5. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                  5.1 Validity; Title. The Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Seller owns, beneficially and of record, good and marketable title to the Shares, free and clear of all security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements. At the Closing, Seller will convey to Purchaser good and marketable title to the Shares, free and clear of any security interests, liens, adverse claims, encumbrances, proxies, options or stockholders' agreements.

                  5.2 Organization and Good Standing. PRGU is a corporation duly organized, validly existing and in good standing under the laws of Utah. PRGU is not conducting business in any other jurisdiction.

                  5.3 Capitalization. PRGU's authorized capital stock consists of (a) 50,000,000 shares of common stock, $0.001 par value per share, 50,000,000 of which are issued and outstanding. All of the issued and outstanding shares of PRGU common stock were duly authorized for issuance and are validly issued, fully paid and non-assessable. There are no options, warrants or other rights to purchase securities which are issued and outstanding.

         5.4      Subsidiaries.  PRGU has no subsidiaries.

                  5.5 No Conflicts. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or its property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

                  5.6 SEC Documents. Seller hereby makes reference to the following documents filed by PRGU with the United States Securities and Exchange Commission (the "SEC"), as posted on the SEC's website, www.sec.gov (collectively, the "SEC Documents"): (a) Annual Reports on Form 10-KSB for the


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fiscal years ended  December 31, 2002 and 2001;  (b)  Quarterly  Reports on Form
10-QSB for the periods ended June 30, 2003, March 31, 2003, September 30, 2002, and June 30, 2002, and (c) Current Reports on Form 8-K filed with the SEC. The SEC Documents constitute all of the documents and reports that PRGU was required to file with the SEC pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and the rules and regulations promulgated thereunder by the SEC since September 30, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PRGU included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") (except, in the case of unaudited statements, as permitted by the applicable form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of PRGU as of the dates thereof and its statements of operations, shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on PRGU, its business, financial condition or results of operations). Except as and to the extent set forth on the consolidated balance sheet of PRGU at June 30, 2003, including the notes thereto, and liabilities and obligations incurred by PRGU in the ordinary course of its business since June 30, 2003, which do not exceed $1,000 in the aggregate, PRGU has no material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).

                  5.7      Financial Statements.

                           5.7.1.  Included in the SEC Documents are the audited
consolidated balance sheet of PRGU and its subsidiaries at December 31, 2002, and the related consolidated statements of operations and shareholders' equity (deficit), and cash flows for the year then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Seller, independent auditor (collectively, "PRGU's Audited Financials").

                           5.7.2.   Included  in  the  SEC   Documents  are  the
unaudited balance sheet of PRGU and its subsidiaries as of June 30, 2003 and the related consolidated statements of operations and shareholders' equity (deficit) for the six months ended June 30, 2003, as reviewed by Seller ("PRGU's Interim Financials").

                           5.7.3.  PRGU's Audited  Financials and PRGU's Interim
Financials (collectively "PRGU's Financial Statements") are (i) in accordance with the books and records of PRGU, (ii) correct and complete, (iii) fairly present the financial position and results of operations of PRGU as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with U.S. GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on PRGU, its business, financial condition or results of operations).


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

                  5.8 Events Subsequent to Financial Statements. Except as set forth on Schedule 5.9 or as reflected in the Quarterly Reports on Form 10-QSB for the periods ended June 30, 2003 and March 31, 2003 since December 31, 2002:

                  (a) PRGU has not entered into any transaction or contract or conducted any business other than seeking a business combination or other strategic transaction;

                  (b) PRGU has not failed to pay and discharge its current liabilities in the ordinary course of business consistent with past practice;

                  (c) PRGU has not incurred any indebtedness or liability or assumed any obligations;

                  (d) PRGU has not waived or released any right of any material value;

                  (e) PRGU has not paid any compensation or benefits to officers or directors of PRGU;

                  (f) PRGU has not made or authorized any amendment in the Certificate of Incorporation or Bylaws of PRGU; and

                  (g) there has been no material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of PRGU.

                  5.9 Public Listing of PRGU. PRGU has never been listed on any national stock exchange or national market system in the United States or elsewhere except the Nasdaq OTC Pink Sheets and Bulletin Board.

                  5.10 Litigation. There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Seller, overtly threatened against PRGU (or to the knowledge of Seller, pending or threatened, against any of the officers or directors of PRGU with respect to their business activities on behalf of PRGU), or to which PRGU is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of Seller is there any reasonable basis for any such action, proceeding or investigation.

                  5.11 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Seller required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

                  5.12  Third  Party   Consents.   All  third  party   consents,
approvals, orders or authorizations required to be obtained by Seller in connection with the consummation of the transactions contemplated herein have been obtained.

                  5.13 Disclosure. The representations and warranties and statements of fact made by Seller in this Agreement are accurate, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.



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         6.  Representations  and  Warranties of  Purchasers.  Purchaser  hereby represents and warrants to Seller as follows:

                  6.1  Investment and Related Representations.

                           6.1.1 Shares as "Restricted" Securities. Purchaser is
aware that neither the Shares nor the offer or sale thereof to the Purchaser have been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. Purchaser further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other U.S. or foreign regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Purchaser by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming. Purchaser acknowledges that the Shares are being offered pursuant to certain exemptions from Section 5 of the Securities Act for offers and sale of securities not involving an issuer, underwriter or dealer. Purchaser understands that the Shares are "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired from an affiliate of the issuer and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser represents that he is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. Purchaser understands that each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for PRGU) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable state law):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, (AS AMENDED, "THE ACT") OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERED OR SOLD UNLESS AN EXEMPTION FROM SUCH REGISTRATION STATEMENT PROVISIONS IS AVAILABLE. (THE ISSUER AND OR ITS TRANSFER AGENT HAVE AN OPTION TO REQUIRE THAT THE AVAILABILITY OF AN EXEMPTION BE ESTABLISHED BY AN OPINION OF COUNSEL WHICH IS SATISFACTORY TO THEM.

Purchaser agrees that he will not sell any portion of Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Purchaser understands that PRGU shall refuse to transfer the Shares except in accordance with the restrictions and agreements of Purchaser set forth in this Section 6.1.

                           6.1.2 Investment Representation. The Shares are being
acquired by Purchaser pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.


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

                           6.1.3 No Public Solicitation.  Purchaser is acquiring
the Shares after private negotiation and has not been attracted to the acquisition of the Shares by any press release, advertising or publication.

                           6.1.4.  Investor  Sophistication  and Ability to Bear
Risk of Loss. Purchaser acknowledges that he is able to protect his interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser's financial condition. Purchaser otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.


                  6.3 No Conflicts. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or his property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

                  6.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of Purchaser required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing, except that Purchaser shall be required to file with the SEC following the Closing a Schedule 13D and such other documents as may be required by the SEC and other legal entities, including the filing of all appropriate Information Statements within 30 days of closing of this transaction.

                  6.5 Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by Purchaser in connection with the consummation of the transactions contemplated herein have been obtained.


         7. Indemnification. Each of Seller and Purchaser hereby agrees to indemnify and hold harmless the other and each of the other's affiliates and each of their respective officers, directors, partners, members, managers, shareholders, employees and agents from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies, and agrees to reimburse the other for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel), in each case promptly as incurred by the other, to the extent arising out of or in connection with (a) any material misrepresentation or material breach of any of the other's representations or warranties contained in this Agreement; (b) any failure by the other to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, or (c) any operations of PRGU or transactions involving PRGU or any Subsidiary occurring (i) in the case of the indemnification by Seller, prior to the Closing Date, or (ii) in the case of the indemnification by Purchaser, on or after the Closing Date.


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         8. Miscellaneous.

                  8.1 Cumulative Remedies. Subject to Section 6, any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

                  8.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  8.5 Notices. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

         If to PURCHASER:               Keating Reverse Merger Fund, a Delaware
                                        limited liability company
                                        383 Inverness Parkway, Suite 100
                                        Englewood, CO  80112


         If to SELLER:                  Joyce R. Avery
                                        3340 East Del Verde Avenue
                                        Salt Lake City, UT 84109


                  8.6 Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

                  8.7 Entire Agreement. This Agreement, together with the attached letter designated as Addendum A, constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.


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                  8.8  Governing  Law.  This  Agreementshall  be governed by and interpreted and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of laws principles thereof.

                            [Signature Page Follows]




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                  IN WITNESS WHEREOF,  each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


"SELLER"


                                            /s/ JOYCE R. AVERY
                                            -------------------------------
                                            JOYCE R. AVERY, AN INDIVIDUAL



"PURCHASER"


                                            /s/ TIMOTHY J. KEATING
                                            ------------------------------------
                                            TIMOTHY J. KEATING
                                            MANAGING MEMBER
                                            KEATING REVERSE MERGER FUND, LLC



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